EXHIBIT 23.1



             CONSENT OF IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement No. 333-444605 on Form S-8 of our report dated June 16, 2004, on our audit of the financial statements and supplemental schedule of the Merisel, Inc. 401(k) Retirement Savings Plan as of December 31, 2003 and for the year then ended, which report is included in the Annual Report on Form 11-K.


/s/ Hothouse Carlin & Van Trigt LLP


Westlake Village, California
June 16, 2004